Exhibit 99.1

Execution Copy

SCHEDULE

to the

ISDA MASTER AGREEMENT

dated as of

May 18, 2005

between

J. ARON & COMPANY,

a general partnership organized under the laws of the State of New York

(“Aron”),

and

EACH COUNTERPARY LISTED ON EXHIBIT A ATTACHED HERETO,

jointly and severally,

(“Counterparty”).

acting by and through

CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP,

a limited partnership organized under the laws of the State of Oklahoma,

as Counterparty and as agent (“Agent”)

For the purpose of this Agreement and any Confirmation entered into pursuant hereto, (i) “Counterparty” means each of Agent, Chesapeake Louisiana, L.P. and Chesapeake Zapata, L.P., individually or in the aggregate, either as indicated herein, or if not indicated, as the context may otherwise require, and (ii) “other party” when used in relation to Aron, means Counterparty, and when used in relation to Counterparty, means Aron.

Part 1. Termination Provisions

(a)	“Specified Entity”
(i)

means, in relation to Aron, Goldman, Sachs & Co., Goldman Sachs Capital Markets, L.P., Goldman Sachs International, Goldman Sachs (Japan) Ltd., Goldman Sachs International Bank, Goldman Sachs (Asia) Finance, Goldman Sachs Financial Markets, L.P., Goldman Sachs Paris Inc. et Cie, Goldman Sachs Mitsui Marine Derivative Products, L.P., Goldman, Sachs & Co. oHG, J. Aron & Company (Singapore) Pte., and J. Aron & Company (U.K.) for the purpose of Section 5(a)(v), and shall not apply for purposes of Sections 5(a)(vi), 5(a)(vii) and 5(b)(iv); and

	(ii)	means, in relation to Counterparty, all Affiliates of Counterparty for the purpose of Sections 5(a)(v), 5(a)(vi), 5(a)(vii) and 5(b)(iv).
(b)	“Specified Transaction”. The term “Specified Transaction” in Section 14 of the Agreement is amended in its entirety as follows:

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“Specified Transaction” means, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, commodity spot transaction, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, weather swap, weather derivative, weather option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and that is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, or economic indices or measures of economic risk or value, (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.”

(c)

The “Cross Default” provisions of Section 5(a)(vi) will apply to Aron and will apply to Counterparty, provided that (i) the phrase “or becoming capable at such time of being declared” shall be deleted from clause (1) of such Section 5(a)(vi); and (ii) the following language shall be added to the end thereof: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (i) the default was caused solely by error or omission of an administrative or operational nature; (ii) funds were available to enable the party to make the payment when due; and (iii) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay.”

“Specified Indebtedness” will have the meaning specified in Section 14 of the Agreement.

“Threshold Amount” means in relation to Aron, US$50,000,000 (or its equivalent in another currency) and in relation to Counterparty, US$50,000,000 (or its equivalent in another currency).

(d)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will apply to Aron and will apply to Counterparty.
(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Aron and will not apply to Counterparty.

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(f)	Payments on Early Termination. For the purpose of Section 6(e):
	(i)	Loss will apply.
	(ii)	The Second Method will apply.
(g)	“Termination Currency” means United States Dollars.
(h)	The parties agree to amend the following subsections of Section 5(a) as follows:

(i)	clause (i): in the third line of this clause, delete the word “third” and insert the word “first;”
(ii)

clause (vii)(4): delete, following the word “liquidation” in line 9, the clause beginning with “and, in the case of” and ending with the word “thereof” in line 13; and in Clause (vii)(7): delete, following the word “assets” in line 19, the clause beginning with “and such secured party” and ending with the word “thereafter” in line 21, to eliminate the 30-day grace period.

(i)	Additional Termination Event will not apply.
(j)

Early Termination. Notwithstanding anything to the contrary in Section 6(a) or Section 6(b), the parties agree that, except with respect to Transactions (if any) that are subject to Automatic Early Termination under Section 6(a), the Non-defaulting Party or the party that is not the Affected Party (in a case where a Termination Event under Section 5(b)(iv) has occurred) is not required to terminate the Transactions on a single day, but rather may terminate the Transactions over a commercially reasonable period of time (not to exceed ten days) (the “Early Termination Period”). The last day of the Early Termination Period shall be the Early Termination Date for purposes of Section 6; provided, however, that interest shall accrue on the Transactions terminated during the Early Termination Period prior to the Early Termination Date at the Non-default Rate.

(k)

Additional Events of Default. Each Event of Default set forth in Part 7 below or in the Credit Support Annex will constitute an Event of Default with respect to Counterparty for the purposes of Section 5(a) of the Agreement.

Part 2. Tax Representations

(a)	Payer Tax Representations. For the purposes of Section 3(e), Aron and Counterparty make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided

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that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Tax Representations. For the purposes of Section 3(f), Aron and Counterparty make the following representations:

(i) It is not acting as an agent or intermediary for any foreign person with respect to the payments received or to be received by it in connection with this Agreement.

(ii) It is a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

Part 3. Agreement to Deliver Documents

(a)	For the purpose of Section 4(a), Tax forms, documents, or certificates to be delivered are:

Party required to deliver document	Forms/Documents/Certificates	Date by which to be delivered
Aron and Counterparty	United States Internal Revenue Service Form W-9, or any successor form.

(i) On a date which is before the first Scheduled Payment Date under this Agreement, (ii) promptly upon reasonable demand by either party, and (iii) promptly upon learning that any such form previously provided by either party has become obsolete, incorrect, or ineffective.

(b)	Other documents to be delivered are:

Party required to deliver	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Aron and Counterparty	Evidence of authority of signatories	Upon or promptly following execution of this Agreement	Yes
Aron and Counterparty	A duly executed and delivered copy of each Credit Support Document specified in Part 4(f) herein	Upon execution of this Agreement and from time to time thereafter as required under Part 7 below	No

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Counterparty

A copy of the resolution of each Credit Support Provider's board of directors (or other managers of such entity) approving the entering into of the applicable Credit Support Document and a copy of each Credit Support Provider's constituent documents, each certified by an appropriately authorized officer of the Credit Support Provider to the effect that such documents are up to date and in full force and effect and that Aron or Counterparty, as applicable may continue to rely thereon.

		Upon execution of this Agreement and with respect to Counterparty only, from time to time thereafter as required under Part 7 below	Yes
Aron and Counterparty	Most recent annual audited and quarterly financial statements of the party or, with respect to Aron, its Credit Support Provider	Promptly following reasonable demand by the other party	Yes
Counterparty	Certified resolutions of its board of directors or other governing body	Upon execution of this Agreement	Yes
Counterparty	Each other document required under Part 7 below	From time to time as required under Part 7 below	Yes, unless otherwise expressly stated in Part 7 below

Part 4. Miscellaneous

(a)	Addresses for Notices. For the purpose of Section 12(a):
	(i)	Address for notices or communications to Aron:
		Address:	J. Aron & Company

85 Broad Street

New York, New York 10004

	Attention:	Energy Operations
	Telephone:	(212) 357-0326
	Facsimile:	(212) 493-9849
(ii)	Address for notices or communications to Counterparty:

Address:	Chesapeake Energy Corporation

6100 N. Western Avenue

Oklahoma City, OK 73118

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Attention:	Pat Pope
Telephone:	(405) 879-9288
Facsimile:	(405) 879-9576

ppope@chkenergy.com

(b)	Process Agent. For the purpose of Section 13(c):

Aron appoints as its Process Agent, not applicable.

Counterparty appoints as its Process Agent in the Borough of Manhattan, City, County and State of New York:

Corporation Service Company 80 State Street Albany, New York 12207-2543
(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.
(d)	Multibranch Party. For the purpose of Section 10(c):

Aron is not a Multibranch Party.

Counterparty is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Aron.
(f)

Credit Support Document. Any guaranty or other form of credit support provided on behalf of Counterparty (including each of the documents stated to be a Credit Support Document in Part 7 below) at any time shall constitute a Credit Support Document with respect to the obligations of Counterparty. Details of any other Credit Support Document, each of which is incorporated by reference in, and made part of, this Agreement and each Confirmation (unless provided otherwise in a Confirmation) as if set forth in full in this Agreement or such Confirmation:

	(i)	Guaranty by The Goldman Sachs Group, Inc. (“Goldman Group”) in favor of Counterparty as beneficiary thereof shall constitute a Credit Support Document with respect to the obligations of Aron.
ii)

Credit Support Annex in the form attached hereto as Annex B dated the date hereof between Aron and Agent shall constitute a Credit Support Document with respect to the obligations of Counterparty and Aron.

(g)	Credit Support Provider.

Credit Support Provider means in relation to Aron, Goldman Group.

Credit Support Provider means in relation to Counterparty, any party that at any time provides a guaranty or other form of credit support on behalf of Counterparty and each of the Persons stated to be a Credit Support Provider in Part 7 below.

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(h)	Governing Law.	Section 13(a) is hereby replaced with the following:
(a)

Governing Law. This Agreement and each Transaction entered into hereunder will be governed by, and construed and enforced in accordance with, the law of the State of New York without reference to its choice of law doctrine.

(i)	Jurisdiction. Section 13(b) is hereby amended by:
	(i)	deleting in the second line of subparagraph (i) thereof the word “non-” and
	(ii)	deleting the final paragraph thereof.

(j)

Netting of Payments. Subparagraph (ii) of Section 2(c) will not apply to Transactions. Notwithstanding anything to the contrary in Section 2(c), unless otherwise expressly agreed by the parties, the netting provided for in Section 2(c) will not apply separately to any pairings of branches or Offices through which the parties make and receive payments or deliveries.

Part 5. Other Provisions

(a)

Accuracy of Specified Information. Section 3(d) is hereby amended by adding in the third line thereof after the word “respect” and before the period, the phrase “or, in the case of audited or unaudited financial statements, a fair presentation of the financial condition of the relevant person.”

(b)

Scope of Agreement. Subject to Part 7(c), any transaction outstanding between the parties at the date this Agreement comes into force or entered into by the parties at or after the date this Agreement comes into force that is a transaction between the parties of the type set forth in the definition of “Specified Transaction” herein unless otherwise specified in the relevant confirmation relating to such Specified Transaction or unless otherwise agreed by the parties, will constitute a “Transaction” for the purposes of this Agreement.

(c)	Additional Representations. The parties agree to amend Section 3 by adding new Sections 3(g), (h), (i), (j) and (k) as follows:
	(g)	Eligible Contract Participant. It is an “eligible contract participant” as defined in the U.S. Commodity Exchange Act.
(h)

Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

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(i)

Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(j)	Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.
(k)

Certain Certifications. Upon delivery of each Volume Report hereunder, Counterparty shall be deemed to have certified (with such certification under no circumstances conflicting with any similar certificate provided by Counterparty or any of its Affiliates to other parties under any credit agreement or other financing arrangement) that (x) the information set forth therein is true and correct on and as of the date on which such Volume Report is delivered and (y) the Budget Basis Projected Production reported therein is based on reasonable estimates, information and assumptions and that such Financial Officer has no reason to believe that such Budget Basis Projected Production is incorrect or misleading in any material respect.

(l)	Each Counterparty represents and warrants and shall be deemed to represent and warrant to Aron at all times until the termination of this Agreement that:

(i)

Agent, on behalf of itself and each other Counterparty, has the power to execute this Agreement and any other documentation relating to this Agreement and to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver; and

(ii)

Agent, on behalf of itself and each other Counterparty, is authorized to enter into and perform the Covered Transactions contemplated by this Agreement and to bind Counterparty in connection with all obligations in connection therewith and under this Agreement, including without limitation any Credit Support Documents; and

(iii)

Such execution, delivery and performance by Agent on behalf of itself and each other Counterparty does not conflict with any law or regulation applicable to Counterparty, any provision of the constitutional documents of Counterparty, any order or judgment of any court or other agency of government applicable to Counterparty or any of the assets of Counterparty or any contractual restriction binding on or affecting Counterparty or any assets of Counterparty; and

(iv)

Aron is entitled to rely conclusively upon any request, instruction, certificate, representation or other document furnished to Aron, or action taken, by any employee or agent of the Agent in connection with this Agreement and the Covered Transactions hereunder, as though the same had been given or made by Counterparty, until such time as Counterparty delivers written notice to Aron affirmatively revoking, terminating or modifying such authorization.

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(d)	Transfer. The following amendments are hereby made to Section 7:
	(i)	In the third line, insert the words “which consent will not be arbitrarily withheld or delayed,” immediately before the word “except” and
	(ii)	in clause (a), insert the words “or reorganization, incorporation, reincorporation, or reconstitution into or as,” immediately before the word “another.”
(e)

Consent to Recording. Each party consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties, with or without the use of a warning tone, and their Affiliates in connection with this Agreement or any potential Transaction.

(f)	Definitions. The following amendments are hereby made to Section 14:
(i)	The definition of “Termination Currency Equivalent” in Section 14 is hereby amended by deleting in its entirety the text after the first three lines thereof and replacing it with the following:

“by the party making the relevant determination in any commercially reasonable manner as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant amount determined in accordance with Section 6(e) is determined as of a later date, that later date, for value on the date the payment or settlement payment is due.”

(g)	Set-off. The parties agree to amend Section 6 by adding a new Section 6(f) as follows:

“(f)   Upon the occurrence of an Event of Default or Termination Event under Section 5(b)(iv) with respect to a party ("X"), the other party ("Y") will have the right (but not be obliged) without prior notice to X or any other person to set-off or apply any obligation of X owed to Y (or any Affiliate of Y) arising under this Agreement (whether or not matured or contingent and whether or not arising under this Agreement, and regardless of the currency, place of payment or booking office of the obligation) against any obligation of Y (or any Affiliate of Y) owed to X arising under this Agreement (whether or not matured or contingent and whether or not arising under this Agreement, and regardless of the currency, place of payment or booking office of the obligation). Y will give notice to the other party of any set-off effected under this Section 6(f).

Amounts (or the relevant portion of such amounts) subject to set-off may be converted by Y into the Termination Currency at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

If any obligation is unascertained, Y may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

Nothing in this Section 6(f) shall be effective to create a charge or other security interest. This Section 6(f) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

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Notwithstanding the foregoing provisions of this Section 6(f), obligations owing under the Credit Agreement may not be set off hereunder against obligations owing under this Agreement.”

(h)

Definitions. This Agreement, each Confirmation and each Transaction is subject to the 1993 ISDA Commodity Derivatives Definitions as supplemented by the 2000 Supplement to the 1993 ISDA Commodity Derivatives Definitions (except Sections 7.4, 7.5, and 7.6 thereof), as published by ISDA (together, the “Definitions”), and will be governed in all respects by the Definitions (except that references to “Swap Transactions” in the Definitions will be deemed to be references to “Transactions”). The Definitions are incorporated by reference in, and made part of, this Agreement and each Confirmation as if set forth in full in this Agreement and such Confirmations. In the event of any inconsistency between the provisions of this Agreement and the Definitions, this Agreement will prevail. Subject to Section 1(b), in the event of any inconsistency between the provisions of any Confirmation, this Agreement, and the Definitions, such Confirmation will prevail for the purpose of the relevant Transaction.

(i)	Waiver of Trial by Jury. Each party hereby irrevocably waives any and all right to trial by jury in any Proceeding.
(j)

Confirmations. Counterparty shall be deemed to have agreed to the terms contained in any Confirmation (as amended and revised) sent by Aron to Counterparty unless Counterparty objects to such terms within three (3) Business Days of receipt; provided, that Aron and Counterparty may mutually agree to modify such Confirmations which have been deemed to be agreed pursuant to this clause (j) for purposes of correction of manifest error.

Part 6. Terms of Transactions

(a)	Fallback Price, Etc.
(i)

With respect to Transactions with a Calculation Period consisting of eight or more Commodity Business Days, if a Commodity Reference Price that would normally be determinable is not available or would not produce a commercially reasonable result on any Commodity Business Day, then the Commodity Reference Price shall be the Commodity Reference Price published on the next Commodity Business Day, provided that if the Commodity Reference Price is not available for eight (8) consecutive Commodity Business Days in that Calculation Period, then the Commodity Reference Price shall be calculated on the basis of the fallback price, if any, specified in the applicable Confirmation (the “Fallback Price”). If no such Fallback Price is specified, the parties shall promptly endeavor to agree on an alternative source for determination of such Commodity Reference Price for that day. If such agreement is not reached by the parties within three (3) business days, Aron shall determine such Commodity Reference Prices by taking the average of the price quotations for the relevant Commodity and the relevant Commodity Business Days obtained from at least two and no more than four internationally recognized dealers in such Commodity, as selected by Aron.

(ii)	With respect to Transactions with a Calculation Period consisting of less than eight Commodity Business Days, if a Commodity Reference Price that would

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normally be determinable is not available or would not produce a commercially reasonable result on any Commodity Business Day, then the Commodity Reference Price shall be calculated on the basis of the Fallback Price, if any, specified in the applicable Confirmation. If no such Fallback Price is specified, the parties shall promptly endeavor to agree on an alternative source for determination of such Commodity Reference Price for that day. If such agreement is not reached by the parties within three (3) business days, Aron shall determine such Commodity Reference Prices by taking the average of the price quotations for the relevant Commodity and the relevant Commodity Business Days obtained from at least two and no more than four internationally recognized dealers in such Commodity, as selected by Aron.

Part 7. Covered Transaction Provisions

(a)

Preliminary Statements. Counterparty wishes to enter into certain natural gas derivative transactions with Aron from time to time to hedge certain volumes of natural gas production of Counterparty and certain of its Affiliates, and Aron has agreed to provide pricing to Counterparty for such transactions, all on and subject to the terms and conditions set forth herein. To induce Aron to enter into this Agreement, Counterparty has agreed to provide credit support to Aron in the form of mortgages, guaranties and other security documents. Accordingly, Aron and Counterparty hereby agree to the terms and conditions set forth in this Part 7.

(b)

Certain Definitions. Certain terms used in this Agreement have the meanings assigned to them in clause (t) below. An index of certain defined terms and the page numbers on which such terms are defined is attached as Annex A to this Agreement.

(c)

Scope of Master Agreement. This Agreement shall apply to all Specified Natural Gas Transactions entered into between Aron and Counterparty (so long as the conditions set forth in clause (d) below are satisfied both prior to and after giving effect to such Transaction) (each, a “Conforming Transaction”), and shall not apply to any other Transactions entered into between Aron and Counterparty; provided, however, that Aron may, in its sole discretion, elect to include a Transaction which is not a Conforming Transaction evidenced by long form Confirmations within the scope of this Agreement under terms, including extraordinary terms to be set by Aron, to be agreed by Aron and Counterparty.

(d)

Certain Conditions for Entering into Covered Transactions. The parties acknowledge and agree that Aron and Counterparty may enter into Covered Transactions with each other at any time and from time to time during the Trading Period (if each of Aron and Counterparty mutually agree in their sole discretion to do so), provided that each of the following conditions are satisfied (or if not satisfied, waived by Aron in its sole discretion) both prior to and after giving effect to such Transaction:

(1)	Covered Transactions PFE is less than or equal to Available Capacity;

(2)	the Reserve Collateral Ratio is greater than or equal to the Minimum Reserve Collateral Ratio;

(3)	the Volume Limitations are not exceeded;

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(4)	each representation of Counterparty set forth herein is true and correct on such date as if made on and as of such date;

(5)	no Event of Default or Potential Event of Default has occurred and is then continuing; and

(6)

The Value of the Reserve Collateral divided by the Covered Transactions Mark-to-Market Amount is projected to be equal to or greater than the Reserve Collateral Ratio at all times. For purposes of this provision, Aron will apply the future commodity market price scenarios used in the calculation of Covered Transactions PFE to calculate, for each scenario, the Value of the Reserve Collateral and the Covered Transactions Mark-to-Market Amount and each entry into a Covered Transaction by Counterparty hereunder shall be deemed to be a certification by Counterparty that other than with respect to (6) each of the foregoing conditions is satisfied.

Aron and Counterparty agree not to enter into any Transaction under this Agreement that includes a swap that, evaluated in isolation from any other components of such Transaction (including options, other swaps, floors, collars and the like), is not based on "costless" swap prices prevailing at the time of such Transaction. For the avoidance of doubt, it is understood that Counterparty may from time to time request Aron to enter into one or more Transactions under this Agreement with swap prices above or below the "costless" swap prices prevailing at the time such Transaction is entered into and if such adjustment to such swap prices results from an embedded option (sold or purchased) included in such Transaction then such Transactions (and other similar transactions) are expressly permitted under this Agreement.

(e)

Voluntary Termination. Upon not less than 60 days' prior written notice to Aron, Counterparty may (if in its sole discretion it elects to do so) terminate the Trading Period (and, accordingly, terminate the ability of the parties to enter into further Covered Transactions hereunder and the obligations of Aron under clause (d) above) without any penalty or other damage payment to Aron (such termination, the "Voluntary Trading Period Termination", and the effective date of such termination, the "Voluntary Trading Period Termination Date"), provided that:

(1)	Counterparty shall pay to Aron the Breakage Fee (if any) in accordance with clause (f)(2) below; and

(2)

such Voluntary Trading Period Termination shall not affect the rights or obligations of Aron or Counterparty under any Covered Transactions then outstanding under this Agreement, which Transactions shall continue to be governed by all of the terms and conditions set forth in this Agreement and the other Secured Trading Line Documents.

(f)	Secured Trading Line Fees. Counterparty hereby agrees to pay to Aron the following fees:

(1)	Breakage Fee. If the Voluntary Trading Period Termination Date occurs on or prior to the Calculation Date in 2006, then on the Voluntary Trading Period

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Termination Date Counterparty shall pay to Aron a fee (the "Breakage Fee") in an amount equal to U.S.$1,000,000.

(2)	Exposure Fees. On the second Local Business Day following each Exposure Fee Accrual Period, Counterparty shall pay to Aron an exposure fee (the "Exposure Fees") in an amount equal to:

(x)	the Daily Average Covered Transactions Mark-to-Market Amount for such Exposure Fee Accrual Period; multiplied by

(y)	1.00% multiplied by the number of days in such Exposure Fee Accrual Period divided by 365 (or 366 in the case of a leap year).

As used herein:

"Daily Average Covered Transactions Mark-to-Market Amount" means, for any Exposure Fee Accrual Period, the average, for each Local Business Day during such Exposure Fee Accrual Period, of the greater of (1) the Covered Transactions Mark-to-Market Amount for such Local Business Day and (2) zero.

"Exposure Fee Accrual Period" means each calendar quarter ending on the Quarter End Dates, provided that the first such period will begin on the Effective Date and the last such period will end on the Facility Termination Date.

"Quarter End Date" means the last day of March, June, September and December in each year.

(3)	Fees Non-Refundable. All Breakage Fees and Exposure Fees, once paid, are non-refundable.

(g)

Volume Limitations. Counterparty hereby agrees that it shall not (and it shall not permit any other CHK Company to) enter into, or have outstanding, any Natural Gas Hedges other than Natural Gas Hedges entered into with the purpose and effect of hedging price or basis risk on natural gas expected to be produced and attributable to the interests of the CHK Companies, provided that at all times:

(1)	no Price Hedge has, or fixes a price for, a term including any month later than 60 months from the date such Price Hedge is entered into;

(2)

the Net Volume for all Price Hedges for each single future month (determined, in the case of Natural Gas Hedges that are not settled on a monthly basis, by a monthly proration acceptable to Aron) is greater than or equal to zero and less than or equal to the Specified Production for such month;

(3)

the Net Basis Position for all Basis Hedges for each single future month (determined, in the case of Natural Gas Hedges that are not settled on a monthly basis, by a monthly proration acceptable to Aron) is greater than or equal to zero and less than or equal to the Specified Production for such month;

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(4)

the Net Contract Volume for all Price Hedges under this Agreement for each single future month (determined, in the case of Natural Gas Hedges that are not settled on a monthly basis, by a monthly proration acceptable to Aron) is greater than or equal to zero and less than or equal to the Specified Production for such month; and

(5)

the Net Contract Basis Position for all Basis Hedges under this Agreement for each single future month (determined, in the case of Natural Gas Hedges that are not settled on a monthly basis, by a monthly proration acceptable to Aron) is greater than or equal to zero and less than or equal to the Specified Production for such month.

The restrictions set forth in this clause (g) are referred to herein as the "Volume Limitations"; provided that references to “Counterparty” in this clause (g) shall be deemed to refer to Agent, Chesapeake Louisiana, L.P. and Chesapeake Zapata, L.P. in the aggregate.

Agent hereby agrees to deliver to Aron, within five Local Business Days after the end of each calendar quarter ending in March, June, September and December, commencing with June 30, 2005, a report (a "Volume Report") setting forth in reasonable detail the volumes of natural gas covered by each Natural Gas Hedge to which each CHK Company is a party, broken out monthly and separately identifying volumes for each CHK Company for such month, volumes for Long Price Hedges, Short Price Hedges, Long Basis Hedges and Short Basis Hedges for such month (each broken out for Natural Gas Hedges under this Agreement and Natural Gas Hedges not under this Agreement) and volumes of Specified Production for such month, all in form, scope and detail satisfactory to Aron and setting forth such supporting detail as Aron may request.

As used herein:

"Basis Hedge" means each Natural Gas Hedge that hedges only basis differential risk. A Basis Hedge is referred to herein as a "Long Basis Hedge" if a CHK Company would benefit from an increase in natural gas basis differentials thereunder and as a "Short Basis Hedge" if a CHK Company would benefit from a decrease in natural gas basis differentials thereunder. For such purposes, the term "natural gas basis differentials" will be determined by the Calculation Agent in accordance with recognized industry practices.

"Price Hedge" means each Natural Gas Hedge (other than a Basis Hedge). A Price Hedge is referred to herein as a "Long Price Hedge" if a CHK Company would benefit from an increase in natural gas prices thereunder and as a "Short Price Hedge" if a CHK Company would benefit from a decrease in natural gas prices thereunder.

"Natural Gas Hedge" means (a) any agreement (including each confirmation entered into under a master agreement) providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving natural gas or natural gas prices, volumes or basis differentials, or indexes based on any of the foregoing, (b) any natural gas option, futures or forward contract traded on an exchange, and (c) any other derivative agreement or other similar agreement or arrangement covering or referencing natural gas or natural gas prices, volumes or basis differentials.

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"Net Basis Position" means, for each month as at any date of determination, an amount (which may be less than zero) equal to:

(x)	the aggregate notional quantity or volume of natural gas for that month under all outstanding Short Basis Hedges; minus

(y)	the aggregate notional quantity or volume of natural gas for that month under all outstanding Long Basis Hedges.

"Net Contract Basis Position" means, for each month as at any date of determination, an amount (which may be less than zero) equal to:

(x)	the aggregate notional quantity or volume of natural gas for that month under all outstanding Short Basis Hedges under this Agreement; minus

(y)	the aggregate notional quantity or volume of natural gas for that month under all outstanding Long Basis Hedges under this Agreement.

"Net Volume" means, for each month as at any date of determination, an amount (which may be less than zero) equal to:

(x)	the aggregate notional quantity or volume of natural gas for that month under all outstanding Short Price Hedges; minus

(y)	the aggregate notional quantity or volume of natural gas for that month under all outstanding Long Price Hedges.

"Net Contract Volume" means, for each month as at any date of determination, an amount (which may be less than zero) equal to:

(x)	the aggregate notional quantity or volume of natural gas for that month under all outstanding Short Price Hedges under this Agreement; minus

(y)	the aggregate notional quantity or volume of natural gas for that month under all outstanding Long Price Hedges under this Agreement.

"Specified Production" means, for each month as at any date of determination:

(x)	if such month is or is prior to the 36th month after the month in which such determination is being made, 100% of Budget Basis Projected Production projected to be produced during such month, and

(y)	if such month is later than the 36th month after the month in which such determination is being made, 100% of Adjusted SPE Projected Production projected to be produced during such month.

For such purposes:

"Adjusted SPE Projected Production" means, for any month, the sum of:

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(A)	SPE Basis Projected Production for such month attributable to reserves that are, at the time of determination, classified as Producing Reserves; plus

(B)	25% of SPE Basis Projected Production for such month attributable to Proved Reserves that are not, at the time of determination, classified as Producing Reserves.

"Budget Basis Projected Production" means, at any time of determination, the projected production of natural gas (measured by volume unit or BTU equivalent, not sales price) from properties and interests owned by any CHK Company which are located in or offshore of the United States and Canada, as such production is projected in the most recent reports delivered by Counterparty pursuant to this Agreement for purposes of management planning and budgeting, determined after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests acquired or under contract to be acquired by any CHK Company that had not been reflected in such report, all as reported by Counterparty to Aron hereunder.

"SPE Basis Projected Production" means, at any time of determination, the projected production of natural gas (measured by volume unit or BTU equivalent, not sales price) from properties and interests owned by any CHK Company which are located in or offshore of the United States and Canada attributable to the portion of the reserves categorized as Proved, as such production is projected in the most recent Reserve Reports delivered pursuant to this Agreement, after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests acquired or under contract to be acquired by any CHK Company that had not been reflected in such report, all as reported by Counterparty to Aron hereunder.

(h)

Certain Conditions Precedent. No Covered Transaction, or any extension or renewal thereof, may be entered into, and the obligations of Aron under clause (d) of this Part 7 shall not become effective, until the date on which Aron shall have received each of the following, each satisfactory to it in form and substance:

(1)

Executed Counterparts. From each CHK Company which is a party hereto or thereto, a counterpart of this Agreement (including the Schedule to this Agreement and the Credit Support Annex) signed on behalf of such CHK Company.

(2)	Part 3 Documents. Each document referred to in Part 3 that is required to be delivered upon execution of this Agreement.

(3)

Opinion of Counsel to Counterparty. A favorable written opinion (addressed to Aron and dated the Effective Date) of Commercial Law Group, P.C., counsel for Counterparty and the Credit Support Providers, in form and substance and rendered by counsel satisfactory to Aron, and covering such other matters relating to Counterparty, the Credit Support Providers, this Agreement, the other Secured Trading Line Documents or the transactions contemplated hereby and

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thereby as Aron may reasonably request (and Counterparty and each Credit Support Provider hereby instruct such counsel to deliver such opinion to Aron).

(4)

Corporate and Partnership Documents. Such documents and certificates as Aron may reasonably request relating to the organization, existence and good standing of Counterparty, each Credit Support Provider and of Counterparty's general partner, the authorization of the transactions contemplated hereby and any other legal matters relating to Counterparty and the Credit Support Providers and Counterparty's general partner, this Agreement, the other Secured Trading Line Documents or the transactions contemplated hereby and thereby as Aron may reasonably request, all in form and substance satisfactory to Aron.

(5)

Officer's Certificate. A certificate, dated the Effective Date and signed by a Financial Officer of Counterparty or the President or a Vice President of Counterparty's general partner, acting for and on behalf of Counterparty, confirming that each representation of Counterparty set forth herein and in Section 3 of the Agreement, incorporated by reference herein in each case with respect to each of the documents referred to in Part 3, is true and correct on such date as if made on and as of such date and that no Event of Default or Potential Event of Default has occurred and is then continuing.

(6)	Guaranty. The Guaranty, duly executed and delivered by Chesapeake Energy Corporation, and each of its Subsidiaries (other than the Counterparty).

(7)

UCC, Tax Lien, Judgment and Litigation Searches. Reports satisfactory to Aron listing the results of Uniform Commercial Code filing, tax lien, judgment and litigation searches prepared by one or more firms satisfactory to Aron with respect to Counterparty and each of the mortgagors in each jurisdiction in which it maintains its principal place of business or in which any of the Mortgaged Properties are located.

(8)

Mortgages. One or more Mortgages encumbering Eligible Properties of Counterparty and one or more of the other CHK Companies (the "Initial Reserve Collateral"), each duly executed and delivered by Counterparty or another Credit Support Provider and in recordable form in each of the jurisdictions where Mortgaged Properties covered by such Mortgage are located and having attached thereto property descriptions that are in form and substance satisfactory to Aron.

(9)

Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Credit Support Documents or under law or reasonably requested by Aron to be filed, registered or recorded in order to create in favor of Aron a perfected Lien on the collateral described therein, prior and superior in right to any other Person (other than with respect to liens expressly permitted hereunder), and each such document shall be in proper form for filing, registration or recordation. In addition, Counterparty shall have taken such other action as Aron shall have requested in order to perfect the security interests created under the Mortgages.

(10)

Title Assurance. Such information regarding the title of each mortgagor to the Mortgaged Properties and the priority of the Lien of the Mortgage as Aron may request (including, if requested by Aron, title opinions of counsel satisfactory to

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Aron with respect to Mortgaged Properties representing not more than 50% of the Forward Value of the Initial Reserve Collateral stating that such mortgagor has good and defensible title to such Mortgaged Properties, free and clear of all Liens other than Liens permitted by the Mortgages and subject only to such title defects as shall be acceptable to Aron).

(11)

Opinions of Local Counsel. A favorable written opinion (addressed to Aron and dated the Effective Date), in form and substance and rendered by counsel satisfactory to Aron, of counsel for Counterparty and the Credit Support Providers licensed to practice law in each State in which the Initial Reserve Collateral is located as to, among other things, the execution, delivery, recordation and enforceability of each initial Mortgage in such State (and Counterparty and each Credit Support Provider hereby instruct such counsel to deliver such opinion to Aron).

(12)

Insurance. Certificates of insurance evidencing the existence of all insurance required to be maintained by Counterparty pursuant to the terms of this Part 7, in form and substance satisfactory to Aron. In addition, Counterparty shall have delivered a certificate, dated the Effective Date, of a Financial Officer of Counterparty setting forth the insurance obtained by it in accordance with the requirements of this Part 7 and stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid.

(13)

Environmental Due Diligence. Results of such environmental due diligence regarding the properties to be covered by the Mortgages referred to in clause (8) above as may be reasonably requested by Aron, the results of which due diligence shall be satisfactory to Aron.

(14)

Reserve Reports. Copies of the most recent reserve reports of Lee Keeling and Associates, Ryder Scott Company, Netherland Sewell and Associates and the Counterparty's employee engineers (the "Initial Reserve Reports"), each dated such dates, and otherwise in form and substance, satisfactory to Aron, and certified by a Financial Officer of Agent to be a true and correct copy thereof.

(15)	Solvency. A Solvency Certificate of Counterparty and each other initial Credit Support Provider dated as of the Effective Date.

(16)

Fees. Such other fees and expenses as Counterparty shall have agreed to pay to Aron in connection herewith, including the reasonable fees and expenses of Vinson & Elkins, special counsel to Aron, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Secured Trading Line Documents.

(17)

Credit Agreement Documents. Copies of the Credit Agreement and each other "Loan Document" referred to therein (to the extent, in the case of security documents, reasonably requested by Aron), in form and substance satisfactory to Aron and certified as true, correct and complete by a Financial Officer of Counterparty.

(18)	Other Documents. Such other documents as Aron may reasonably request.

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(i)	Reserve Reports.

(1)	Reserve Reporting. Agent hereby agrees to deliver to Aron the following reserve reports and other information:

(w)	Annual Reports. Promptly following (but in any event not later than 90 days after) December 31 in each year (commencing with December 31, 2005), copies of:

(A)

One or more reserve reports as of December 31 from Lee Keeling and Associates, Ryder Scott Company, Netherland Sewell and Associates and/or any other recognized independent reservoir engineering firms reasonably acceptable to Aron (each, an "Independent Reservoir Engineering Report"). Such Independent Reservoir Engineering Reports shall evaluate not less than (i) 70% of all reserve volumes of Counterparty (to be construed in the aggregate) and the other CHK Companies and (ii) 80% of all Reserve Collateral reserve volumes attributable to the properties and interests of Counterparty (to be construed in the aggregate) and the other mortgagors under the Mortgages.

(B)

A reserve report as of December 31 certified by an appropriately authorized officer of Agent (and subject to the review of internal reservoir engineers for Aron) (a "Supplemental Reserve Report"). Each Supplemental Reserve Report shall cover those properties and reserves of Counterparty (to be construed in the aggregate) and the other CHK Companies not evaluated in the Independent Reservoir Engineering Reports delivered pursuant to clause (A) above.

(C)

Such Independent Reservoir Engineering Reports and Supplemental Reserve Reports shall include a reconciliation to the immediately preceding Independent Reservoir Engineering Report or Supplemental Reserve Report, as applicable delivered pursuant to this Section (i)(1)(w).

(x)

Semi-Annual Updates. Promptly following (but in any event no later than 60 days after) June 30 in each year (commencing with June 30, 2005, a reserve report as of such June 30 certified by an appropriately authorized officer of Agent (and subject to the review of internal reservoir engineers for Aron) (an "Updated Reservoir Engineering Report") for all of the properties and reserves of Counterparty (to be construed in the aggregate) and the other CHK Companies. Such semi-annual reserve reports shall include a reconciliation to the Independent Reservoir Engineering Report or Supplemental Reserve Report, as applicable delivered pursuant to Section (i)(1)(w).

(y)

Accompanying Information. Agent shall deliver a report to Aron, at the time it delivers the reports under clauses (w) and (x) above, reflecting the occurrence of the following events since the date of the most recent Reserve Reports: (I) all properties or interests sold, transferred,

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terminated, abandoned or under contract for sale, transfer or termination that had been included in such report, together (in the case of completed or pending sales or transfers) with the property and sale price therefor; (II) all property purchases and pending property purchases (unless such disclosure will violate a confidentiality agreement) identifying the property and the purchase price therefor, and (III) all changes in the categories of Proved Developed Producing Reserves, Proved Developed Nonproducing Reserves and Proved Undeveloped Reserves attributable to each Mortgaged Property interest of Counterparty (to be construed in the aggregate) and the other CHK Companies.

(z)	Additional Information. In addition, Agent shall from time to time deliver to Aron all other information, reports and data which Aron has requested in connection with the Reserve Reports.

As used herein, "Reserve Report" means, collectively, the Independent Reservoir Engineering Reports, the Supplemental Reserve Reports and the Updated Reservoir Engineering Reports.

(2)

Scope of Reserve Reports. Each Reserve Report (not including the Initial Reserve Reports) shall be addressed to (among any other Persons) Aron, shall be accompanied by a certificate of a Financial Officer of Agent to the effect that such Reserve Report is a true and correct copy thereof, shall contain information comparable to the information contained in the reports delivered on the Effective Date under clause (h)(14) above and otherwise be in form and scope satisfactory to Aron in its sole discretion, shall take into account any "over-produced" status under gas balancing arrangements, shall clearly delineate each property evaluated and shall distinguish those properties that constitute Reserve Collateral from those properties that do not constitute Reserve Collateral. Without limiting the foregoing, each Reserve Report shall contain:

(x)

for each covered property interest owned by Counterparty (to be construed in the aggregate) and the other CHK Companies, (A) Proved Reserves, (2) Proved Developed Producing Reserves, (3) Proved Developed Non-Producing Reserves and (4) Proved Undeveloped Reserves (each, a "category of reserves"), in each case, to the extent properly allocable to such property interest;

(y)

for each covered property interest owned by Counterparty (to be construed in the aggregate) and the other CHK Companies for each year during the remaining commercial operation period for such property, (1) the projected volume of production attributable to each category of reserves, (2) projected gross cash operating revenues to be received from production attributable to each category of reserves and (3) projected net operating income to be earned from production attributable to each category of reserves, in each case, to the extent properly allocable to such property interest; and

(z)

without limiting clauses (x) and (y) above, sufficient information to enable Counterparty (to be construed in the aggregate) to meet the reporting requirements concerning oil and gas reserves contained in

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Regulations S-K and S-X and to ascertain projected future production attributable to the portion of the reserves of the Mortgaged Properties categorized as Producing.

In determining such projected gross cash operating revenues and projected net operating income, each Reserve Report shall use price assumptions set forth in Regulations S-K and S-X, provided that, upon request of Aron, Agent, on behalf of itself and the other Counterparties, shall cause projected gross cash operating revenues and projected net operating income to be determined using price assumptions specified by Aron.

(j)	Collateral Ramp-Up; Additional Post-Closing Title Work; Additional Calculation Date Reserve Collateral.

(1)	Collateral Ramp-Up. Counterparty shall, at its own cost and expense, promptly (and in any event by no later than 90 days) after the Effective Date:

(x)

execute and deliver one or more Mortgages encumbering Eligible Properties having Proved Developed Producing Reserves attributed thereto such that the Forward Value of the Reserve Collateral (including the Initial Reserve Collateral and the collateral pledged under this clause (j)(1)), as projected in good faith by the Calculation Agent, is not less than the Minimum Reserve Collateral Ratio multiplied by Maximum Total Capacity;

(y)	in connection with such Mortgages; take the related actions required under clause (o) below; and

(z)

to the extent not delivered to Aron on the Effective Date pursuant to clause (h)(10) above, deliver to Aron such information regarding the title of each mortgagor to the Mortgaged Properties and the priority of the Lien of the Mortgage as Aron may request (including, if requested by Aron, title opinions of counsel satisfactory to Aron stating that such mortgagor has good and defensible title to such Mortgaged Properties, free and clear of all Liens other than Liens permitted by the Mortgages and subject only to such title defects as shall be acceptable to Aron).

(2)	Calculation Date Covered Transactions PFE. On each Calculation Date, the Calculation Agent shall give written notice (a "Calculation Date Collateral Notice") to Aron and Agent setting forth:

(w)	the Covered Transactions PFE as of such Calculation Date and the Forward Reserve Collateral Value as of such Calculation Date;

(x)	the ratio (the "Actual Reserve Collateral Ratio") of such Forward Reserve Collateral Value to such Covered Transactions PFE;

(y)	if such Actual Reserve Collateral Ratio is less than the Minimum Reserve Collateral Ratio:

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(I)

the Forward Value of additional Proved Developed Producing Reserves of Eligible Properties that will need to be pledged to Aron so that the Actual Reserve Collateral Ratio (determined taking into account such additional collateral) is equal to the Minimum Reserve Collateral Ratio (also, a "Deficiency Amount"); and

(II)	such Deficiency Amount divided by the Minimum Reserve Collateral Ratio (the "Cash Deficiency Amount"); and

(z)

the Forward Value of additional Proved Developed Producing Reserves of Eligible Properties (if any) that, if pledged to Aron, would result in Available Capacity being equal to Maximum Total Capacity (also, an "Optional Amount"), it being understood that no properties are required to be pledged to Aron pursuant to this clause (z).

If the Calculation Date Collateral Notice with respect to any Calculation Date specifies a Deficiency Amount, then Counterparty shall, at its own cost and expense, promptly (and in any event within one Local Business Day after such Calculation Date) deliver to Aron Eligible Collateral or Other Eligible Support pursuant to the Credit Support Annex having an aggregate Value equal to the Cash Deficiency Amount (such Eligible Collateral or Other Eligible Support, "Temporary Reserve Collateral"). Within 60 days after such Calculation Date, Counterparty may (if in its sole discretion it elects to do so), at its own cost and expense, execute and deliver one or more Mortgages encumbering Eligible Properties having Proved Developed Producing Reserves attributed thereto having an aggregate Forward Value equal to such Deficiency Amount and take the related actions required under clause (o) below (whereupon Aron shall return such Temporary Reserve Collateral to Counterparty in accordance with the terms set forth in the Credit Support Annex); provided, however, that if Counterparty does not execute and deliver one or more Mortgages encumbering Eligible Properties having Proved Developed Producing Reserves attributed thereto having an aggregate Forward Value equal to such Deficiency Amount and take the related actions required under clause (o) below, such Temporary Reserve Collateral shall remain outstanding.

In addition, if the Calculation Date Collateral Notice with respect to any Calculation Date specifies an Optional Amount, then Counterparty may (if in its sole discretion it elects to do so), at its own cost and expense, on or prior to the date that is 60 days after such Calculation Date, execute and deliver one or more Mortgages encumbering Eligible Properties having Proved Developed Producing Reserves attributed thereto having an aggregate Forward Value equal to such Optional Amount and take the related actions required under clause (o) below.

(k)

Additional Intra-Year Collateral. If on any date (other than a Calculation Date) (x) the Reserve Collateral Ratio is less than the Minimum Reserve Collateral Ratio and (y) the Intra-Year Deficiency Amount exceeds U.S.$10,000,000, then, upon request from Aron to Agent, Counterparty shall, at its own cost and expense, promptly (and in any event within one Local Business Day after the date of such request) deliver to Aron Eligible Collateral or Other Eligible Support pursuant to the Credit Support Annex having an aggregate Value equal to such Intra-Year Deficiency Amount. The Eligible Collateral or

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Other Eligible Support delivered to Aron pursuant to this clause (k) are referred to as the "Intra-Year Collateral".

As used herein:

"Intra-Year Determination Date" means each date on which the conditions set forth in clauses (x) and (y) above in this clause (k) are satisfied.

"Intra-Year Deficiency Amount" means, as of any date of determination, the positive difference (if any) of:

(1)	(A) if the Covered Transactions Mark-to-Market Amount as of such date is a positive number, the Covered Transactions Mark-to-Market Amount or (B) otherwise, $1.00; minus

(2)	the Current Reserve Collateral Value as of such date divided by the Minimum Reserve Collateral Ratio.

(l)

Substitution of Collateral. Counterparty shall be entitled (at its own cost and expense) at any time and from time to time to substitute all or any part of the Reserve Collateral for other Reserve Collateral of equal Forward Value as calculated by the Calculation Agent, provided that:

(1)	no Event of Default or Potential Event of Default shall have occurred and then be continuing or shall result therefrom;

(2)	after giving effect thereto, the Reserve Collateral Ratio is not less than the Minimum Reserve Collateral Ratio;

(3)	the long-term ratings of Chesapeake Energy Corporation are not lower than "Ba3" by Moody's or "BB-" by Standard & Poor's and are not on watch for possible downgrade by either such rating agency;

(4)	the aggregate Forward Value of Reserve Collateral substituted in any Transaction Year shall not exceed 15% of Available Capacity;

(5)	Reserve Collateral shall not be substituted pursuant to this clause (l) more than three times in any Transaction Year;

(6)	Counterparty consents to assignments and novations of Covered Transactions to the Counterparty that owns the Substituted Collateral, as reasonably requested by Aron; and

(7)	for any new Reserve Collateral to be pledged by Counterparty, Counterparty shall take the related actions required under clause (o) below.

(m)	Collateral Call.

(1)

If requested by Counterparty on any Local Business Day, Aron shall return some or all of the Intra-Year Collateral to Counterparty in accordance with the terms set forth herein and in the Credit Support Annex, provided that:

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(x)	such day is not an Intra-Year Determination Date;

(y)

the aggregate Value of Intra-Year Collateral returned to Counterparty on any Local Business Day will (subject to the rounding and minimum transfer amount terms of the Credit Support Annex) equal an amount (the "Intra-Year Excess Amount" for such Local Business Day) equal to the positive difference (if any) of:

(A)	the Current Reserve Collateral Value as of such date divided by the Minimum Reserve Collateral Ratio; minus

(B)	(I) if the Covered Transactions Mark-to-Market Amount as of such date is a positive number, the Covered Transactions Mark-to-Market Amount or (II) otherwise, $1.00; and

(z)	no Event of Default or Potential Event of Default shall have occurred and then be continuing or shall result therefrom.

(2)

If requested by Counterparty within three Local Business Days following any Calculation Date, Aron shall release one or more Mortgaged Properties from the Lien of the Mortgages in accordance with the terms set forth herein and therein, provided in each case that:

(x)	after giving effect thereto, the Reserve Collateral Ratio is not less than the Minimum Reserve Collateral Ratio; and

(y)	no Event of Default or Potential Event of Default shall have occurred and then be continuing or shall result therefrom.

(n)

CHK Company Mortgages. Counterparty will be entitled to deliver Mortgages executed and delivered by one or more of the other CHK Companies (rather than by Counterparty) under clauses (j)(1) and (j)(2) and (l) above, provided that:

(1)

each such CHK Company is Solvent on and as of the date on which it executes and delivers such Mortgage, and Counterparty and such CHK Company each deliver a Solvency Certificate to Aron with respect to such CHK Company at the time such Mortgage is delivered;

(2)	such CHK Company is not then an Unrestricted Subsidiary;

(3)

if such CHK Company is not then a Credit Support Provider, such CHK Company executes and delivers to Aron an Assumption and Accession Agreement (whereupon it shall become a Credit Support Provider of Counterparty hereunder); and

(4)	Counterparty shall take, and shall cause such CHK Company to take, the related actions required under clause (o) below.

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(o)	Other Required Actions. In connection with each delivery of a Mortgage or pledge of additional Reserve Collateral, Counterparty shall, and shall cause each relevant CHK Company to:
(1)

execute and deliver documents with respect to Counterparty or such CHK Company, such Mortgage and the relevant Mortgaged Properties (in each case as applicable) that are consistent with the documents delivered pursuant to clauses (2), (3), (4), (5), (7), (8), (9), (10), (11), (13), (17) and (19) of clause (h) of this Part 7 on the Effective Date;

(2)	if such CHK Company is not then a Credit Support Provider, deliver an Assumption and Accession Agreement duly executed and delivered by such CHK Company; and

(3)

take such other action (including executing and delivering such Uniform Commercial Code financing statements) as shall be necessary to create and perfect valid and enforceable first priority Liens on the property to be pledged by Counterparty or such CHK Company under such Mortgage or with respect to such additional Reserve Collateral.

(p)	Additional Covenants. Counterparty covenants and agrees, for the benefit of Aron, to:

(1)	deliver to Aron all of the statements, certificates and other information delivered to any lender or agent under Sections 6.1, 6.2, 6.7, 6.8(c) and 6.8(d) of the Credit Agreement;

(2)

perform, comply with and be bound by each of its covenants, agreements and obligations contained in Sections 6 and 7 of the Credit Agreement (other than those subsections referred to in clause (1) above); and

(3)	notify Aron of each amendment, modification and supplement to, and waiver of any provision under, the Credit Agreement and the other "Loan Documents" referred to therein.

Without limiting the generality of the foregoing, the provisions of the Credit Agreement referred to in clause (2) above, together with related definitions and ancillary provisions and schedules and exhibits, are hereby incorporated herein by reference, as if set forth herein in full, mutatis mutandis; provided that, as incorporated herein (unless the context otherwise requires):

(i)

each reference therein to "this Agreement", "the Revolving Loans", "the Letters of Credit" or "the Revolving Commitments" or the like shall be deemed to be a reference to this Agreement and the Transactions hereunder, as the case may be;

(ii)	each reference therein to any "Agent" or any "Lender" or the like shall be deemed to be a reference to Aron hereunder;

(iii)	each reference therein to the "Loan Documents" or the like shall be deemed to be a reference to the Secured Trading Line Documents; and

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(iv)	each reference therein to the "Collateral" or the like shall be deemed to be a reference to the Collateral as defined herein.

(q)

Subsidiary Guarantors. Counterparty shall at all time cause each Subsidiary of Chesapeake Energy Corporation that is not an Unrestricted Subsidiary under the CHK Indentures to be a Subsidiary Guarantor under the Guaranty (and, accordingly, a Credit Support Provider of Counterparty hereunder). Without limiting the foregoing, if any Subsidiary is created or acquired after the Effective Date by any CHK Company (other than any such Subsidiary that is then designated an Unrestricted Subsidiary under the CHK Indentures, but which, for the purposes of this clause (q), shall include any existing Subsidiary that ceases to be an Unrestricted Subsidiary under the CHK Indentures), promptly cause such Subsidiary to become a Subsidiary Guarantor under the Guaranty (and, accordingly, a Credit Support Provider of Counterparty hereunder), and to take such actions and execute and deliver to Aron such documents with respect to such Subsidiary that are consistent with the actions taken and documents delivered with respect to Counterparty pursuant to clauses (2), (3), (4), (5), (7), (16), (17) and (19) of clause (h) of this Part 7 on the Effective Date.

Notwithstanding anything to the contrary contained herein or in any other Secured Trading Line Document, if, after the Effective Date, Counterparty shall designate a Subsidiary Guarantor or any newly created or acquired Subsidiary as an Unrestricted Subsidiary under the CHK Indentures, and so long as such designation is permitted hereunder (including under the provisions of the Credit Agreement incorporated herein by reference) and a Financial Officer of Counterparty has certified in writing thereto to Aron, Aron shall release such designated Subsidiary from its guarantee obligations under the Guaranty. Notwithstanding any such release, no Subsidiary Guarantor shall be released from any of its obligations under any Mortgage as to which it is a mortgagor, nor shall any related Mortgaged Properties be released from the Lien thereof, unless such release is permitted under clause (l) or (m) of this Part 7 and, if otherwise required pursuant to the terms hereof, any related replacement or substitution of Reserve Collateral occurs simultaneously therewith.

(r)

Further Assurances. Counterparty shall from time to time execute and deliver, or cause to be executed and delivered by other CHK Companies, such additional mortgages, deeds of trust, chattel mortgages, security agreements, financing statements, reports (including Reserve Reports), instruments, legal opinions, certificates or documents, all in form and substance satisfactory to Aron, and take all such actions as may be requested hereunder (including in order to comply with clause (q) of this Part 7) or as Aron may reasonably request, in each case for the purposes of implementing or further effectuating the provisions of this Agreement and the other Secured Trading Line Documents (including clause (q) of this Part 7), or of more fully perfecting or renewing the rights of Aron with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by Counterparty or any Subsidiary Guarantor which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by Aron of any power, right, privilege or remedy pursuant to this Agreement or the other Secured Trading Line Documents that requires any consent, approval, recording qualification or authorization of any governmental authority, the Counterparty shall execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that Aron may be required to obtain from the Counterparty or any

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of the Subsidiary Guarantors for such governmental consent, approval, recording, qualification or authorization.

(s)

Additional Events of Default. In addition to the Events of Default set forth in Section 5(a) of this Agreement, the following shall constitute additional Events of Default as to which Counterparty shall be the sole Defaulting Party:

(1)

Reserve Collateral Ratio. Failure by Counterparty (to be construed in the aggregate) to maintain the Reserve Collateral Ratio in excess of the Minimum Reserve Collateral Ratio if such failure is not remedied within one Local Business Day after receipt of notice from Aron;

(2)

Additional Collateral. Failure by Counterparty to deliver the additional Collateral as and when required under clauses (j) and (k) of this Part 7 if such failure is not remedied within five Local Business Days;

(3)

Volume Limitations. Counterparty breaches the Volume Limitations and such breach is not remedied (whether by unwinding or liquidating one or more Natural Gas Hedges or otherwise) within 10 Local Business Days;

(4)

Reporting. Failure by Counterparty to comply with all the requirements of clause (i) of this Part 7 if such failure is not remedied within five Local Business Days (provided that no other Event of Default or Potential Event of Default is in effect after such remediation);

(5)	Additional Agreements. Failure by Counterparty to comply with any of the other covenants set forth in this Part 7; and

(6)

Change in Control. (i) Any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the U.S. Securities Exchange Act of 1934 (the "Exchange Act"), shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 35% of the outstanding common stock of the Counterparty; (ii) the board of directors of the Counterparty shall cease to consist of a majority of Continuing Directors; (iii) the Counterparty shall cease to own and control, of record and beneficially, directly or indirectly, 100% of each class of outstanding Capital Stock of Counterparty and each other Credit Support Provider free and clear of all Liens; or (iv) a Specified Change of Control shall occur.

As used in this clause (6), "Continuing Directors" and "Specified Change of Control" have the meanings given to them in the Credit Agreement.

(t)	Certain Letter of Credit Provisions.

(1)	Common Provisions. Each Letter of Credit shall be subject to the following provisions:

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(A)

Each Letter of Credit provided by Counterparty shall be an irrevocable, transferable, standby letter of credit from an Eligible Financial Institution in form and substance satisfactory to Aron in its sole discretion.

(B)

Each Letter of Credit shall provide that Aron may draw upon such Letter of Credit in an amount (up to the undrawn portion of the stated or face amount of such Letter of Credit) that is equal to all amounts that are due and owing from Counterparty hereunder but have not been paid to Aron within the time allowed for such payments under this Agreement (after giving effect to any applicable notice requirement or grace period). A Letter of Credit shall provide that a drawing be made upon such Letter of Credit by submission to the issuer thereof of one or more certificates specifying the amounts due and owing to Aron in accordance with the specific requirements of such Letter of Credit.

(C)

If any issuer of a Letter of Credit ceases to be an Eligible Financial Institution, then Counterparty shall, by no later than the date 10 Local Business Days thereafter, replace such Letter of Credit with Cash or another Letter of Credit whose issuer is an Eligible Financial Institution (or a combination thereof) in accordance with and subject to the terms set forth in this Agreement and the Credit Support Annex. Each Letter of Credit that is required to be substituted in accordance with this clause (C) but that is not so substituted within such 10 Local Business Day period is herein referred to as an "Ineligible Letter of Credit".

(2) Provisions for Letters of Credit. The following provisions shall apply to all Letters of Credit:

(A)

Each such Letter of Credit shall have an expiry date that is thirty days following the first Calculation Date following the date on which such Letter of Credit is issued (or, if such Letter of Credit is issued on or following the final Calculation Date, the date that is thirty days following the latest Termination Date of the Termination Dates of all Transactions then outstanding under this Agreement).

(B)

No such Letter of Credit may be increased by Counterparty without the prior consent of Aron (which Aron may withhold in its sole discretion) unless the issuer of such Letter of Credit is an Eligible Financial Institution at the time of such increase.

(u)

Agency. Each Counterparty hereby designates, constitutes and appoints Agent as its true and lawful agent for the purpose of entering into, performing, modifying and terminating Covered Transactions on its behalf under this Agreement. The parties agree that each Counterparty will enter into Covered Transactions by and through the Agent acting on behalf of itself, Chesapeake Louisiana, L.P. or Chesapeake Zapata, L.P., as applicable, in a manner that ensures that the aggregate Covered Transactions attributable to each Counterparty reflects, as accurately as possible, the proportionate Value of the Reserve Collateral attributable to each of Agent, Chesapeake Louisiana, L.P. and Chesapeake Zapata, L.P. as set forth in the then-most recent Reserve Report, as reasonably determined by the Calculation Agent in accordance with the definition of "Value" set forth in clause (w) below, or on such other basis as the parties may mutually

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agree.  The terms of each Covered Transaction will be set forth in the applicable long form Confirmations executed in connection with each such Transaction in accordance with the terms of this Agreement.

(v)        Joint and Several Liability. The obligations and liability of each of the Agent, Chesapeake Louisiana, L.P. and Chesapeake Zapata, L.P. hereunder shall be joint and several and every agreement and undertaking contained herein shall be construed accordingly. Once an amount has been determined:

(i)

as being payable by Counterparty, then each of Agent, Chesapeake Louisiana, L.P. and Chesapeake Zapata, L.P. shall be liable to make such payment in full, and payment in full by any such party discharges the obligations of the other party to make such payment.

(ii)	as being payable by Aron, then payment by Aron to any one of Agent, Chesapeake Louisiana, L.P. or Chesapeake Zapata, L.P. fully discharges Aron's obligation to make such payment.

Similarly,

(iii)

any payment determined to be made by Counterparty pursuant to a Confirmation shall constitute a liability for each of Agent, Chesapeake Louisiana, L.P. and Chesapeake Zapata, L.P., and payment in full by any such party discharges the obligations of the other party to make such payment.

(iv)	any payment determined to be made by Aron pursuant to a Confirmation shall be fully discharged by Aron making payment to any one of Agent, Chesapeake Louisiana, L.P. and Chesapeake Zapata, L.P.

             The liability of any of Agent, Chesapeake Louisiana, L.P. and Chesapeake Zapata, L.P. under this Agreement shall not be discharged or affected in any way by reason of any invalidity, voidability or unenforceability with respect to one or more of Agent, Chesapeake Louisiana, L.P. and Chesapeake Zapata, L.P.

Each Counterparty hereby agrees, as between themselves, that if any Counterparty shall become an Excess Funding Party by reason of the payment by such Counterparty of any amounts hereunder, each other Counterparty shall, on demand of such Excess Funding Party (but subject to the next sentence), pay to such Excess Funding Party an amount equal to such Counterparty 's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Party) of the Excess Payment (as defined below) in respect of such amounts. For purposes of this clause, (i) "Excess Funding Party" means, in respect of any amounts, a Counterparty that has paid an amount in excess of its Pro Rata Share of such amounts, (ii) "Excess Payment" means, in respect of any Counterparty, the amount paid by an Excess Funding Party in excess of its Pro Rata Share of such amounts and (iii) "Pro Rata Share" means, for any Counterparty, the ratio (expressed as a percentage) of (x) the Value of Reserve Collateral attributable to such Counterparty exceeds the amount of all to (y) the Value of Reserve Collateral attributable to all of the Counterparties, determined as of the date of such Excess Payment.

(w)	Certain Definitions. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun

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shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". The term "date hereof" refers to the date of this Agreement first above written. Unless the context requires otherwise (1) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth therein or herein), (2) references to any law, constitution, statute, treaty, regulation, rule or ordinance, including any section or other part thereof (each, for purposes of this paragraph, a "law"), shall refer to that law as amended from time to time and shall include any successor law, (3) any reference herein to any Person shall be construed to include such Person's successors and permitted assigns, (4) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (5) all references herein to Sections, Parts, Annexes, Schedules and Exhibits shall be construed to refer to Sections and Parts of, and Annexes, Schedules and Exhibits to, this Agreement.

As used herein, the following terms have the meanings given to them below:

"Assumption and Accession Agreement" means an assumption and accession agreement between a Subsidiary of Chesapeake Energy Corporation and Aron in substantially the form of Exhibit A to the Guaranty.

"Available Capacity" means, as of any date of determination, the lesser of:

(a)	the Forward Reserve Collateral Value divided by the Minimum Reserve Collateral Ratio; and

(b)	Maximum Total Capacity.

"Calculation Date" means (a) May 31, 2005; and (b) each anniversary thereof falling prior to the Scheduled Maturity Date (or, if any such anniversary is not a Local Business Day, the first following day that is a Local Business Day).

"Cash" means the lawful currency of the United States of America..

"CHK Company" means Chesapeake Energy Corporation and each of its Subsidiaries (including Counterparty and each other Credit Support Provider).

"Collateral" means, collectively, the Reserve Collateral, the Intra-Year Collateral and the Temporary Reserve Collateral and all other collateral pledged by Counterparty and the Credit Support Providers to Aron under the Secured Trading Line Documents.

"Covered Transaction" means, individually and in the aggregate, all Transactions which fall within the scope of this Agreement pursuant to Part 7(c).

"Covered Transactions Mark-to-Market Amount" means the aggregate mark-to-market position of all Covered Transactions as determined by the Calculation Agent in a commercially reasonable manner at the close of each Local Business Day. If such

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position is in favor of Aron, the Covered Transactions Mark-to-Market Amount will be stated as a positive number. If such position is in favor of Counterparty (to be construed in the aggregate), the Covered Transactions Mark-to-Market Amount will be stated as a negative number.

"Covered Transactions PFE" means, as of the date of determination, the peak potential future trading credit exposure to Counterparty (to be construed in the aggregate) by Aron as determined in good faith by the Calculation Agent taking into account all existing (and, if relevant, proposed) Covered Transactions. For the avoidance of doubt, the Calculation Agent's determination of Covered Transactions PFE will depend on factors including (a) changes in NYMEX natural gas futures prices, (b) NYMEX natural gas futures implied volatility levels, and (c) delivery volumes remaining at each calendar month until the Facility Termination Date.

"Credit Agreement" means the Fifth Amended and Restated Credit Agreement, dated as of January 28, 2005, among (inter alia) the Agent, as Borrower, Bank of America, N.A. as Co-Administrative Agent, and Union Bank of California, N.A., as Co-Administrative Agent, the co-syndication agents and co-documentation agents referred to therein and the several lenders from time to time parties thereto, as such Credit Agreement is in effect on the date hereof and without giving effect to any amendments, modifications or supplements thereto, or waiver or termination thereof, after the date hereof, provided that if Aron (in its sole discretion) consents to any such amendment, modification, supplement or waiver expressly for purposes this Agreement, then the term "Credit Agreement" shall refer to the Credit Agreement as so amended, modified, supplemented or waived.

"Credit Support Annex" means the Credit Support Annex hereto between Aron and Counterparty in substantially the form of Annex B hereto.

"Credit Support Document" means, collectively:

(a)	the Credit Support Annex;

(b)	the Guaranty;

(c)	the Mortgages (together with any related financing statements); and

(d)	the Letters of Credit delivered to Aron pursuant to the terms of this Agreement and the Credit Support Annex.

"Credit Support Provider" means, collectively:

(a)	the Counterparty; and

(b)	each CHK Company (other than Counterparty) that is a mortgagor under a Mortgage or a Subsidiary Guarantor under the Guaranty.

"Current Reserve Collateral Value" means, for any date of determination, (a) the then-current Value of the Reserve Collateral, plus (b) the then-current Value of the Temporary Reserve Collateral multiplied by the Minimum Collateral Reserve Ratio plus (c) unless otherwise specified herein, the then-current Value of the Intra-Year Collateral

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multiplied by the Minimum Collateral Reserve Ratio, all as reasonably determined by the Calculation Agent.

"Effective Date" means the date of this Agreement.

"Eligible Financial Institution" means (i) Union Bank of California, N.A., so long as its long-term unsecured debt obligations then have a credit rating of "A" or better by Moody's and Standard & Poor's or (ii) at any time, a financial institution whose long-term unsecured debt obligations then have a credit rating of "A" or better by Moody's and Standard & Poor's, but only if such financial institution is otherwise acceptable to Aron in its sole discretion.

"Eligible Properties" means property interests of Counterparty (to be construed in the aggregate) and the other CHK Companies to which Proved Developed Producing Reserves are attributable and which have oil and natural gas production, diversity and other characteristics acceptable to Aron in its sole discretion.

"Facility Termination Date" means the earlier of:

(a)	the Scheduled Maturity Date; and

(b)	the first day following the Voluntary Trading Period Termination Date (if any) on which no Covered Transaction is outstanding.

"Financial Officer" means, as to Counterparty or any of the Credit Support Providers, the chief financial officer, treasurer or other officer thereof acceptable to Aron.

"Forward Reserve Collateral Value" means:

(a)	for any date of determination that occurs prior to the final Calculation Date, the sum of:

(1)	the Forward Value of the Reserve Collateral plus

(2)	the aggregate Value of all Temporary Reserve Collateral multiplied by the Minimum Collateral Reserve Ratio; and

(b)	for any date of determination that occurs on or after the final Calculation Date, the Current Reserve Collateral Value (determined without regard to any Intra-Year Collateral),

in each case as reasonably determined by the Calculation Agent.

"Forward Value" means, for any Eligible Property, the projected Value of such Eligible Property as of six (6) months from such date of determination.

"Guaranty" means the Guaranty Agreement dated as of the Effective Date by Chesapeake Energy Corporation and each Subsidiary Guarantor in favor of Aron in substantially the form attached as Exhibit D hereto.

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"Intra-Year Covered Transactions PFE" means, as of any date of determination, the highest Covered Transactions PFE that occurs between such date of determination and the next occurring Calculation Date (or, if such date of determination occurs after the final Calculation Date, between such date of determination and the Facility Termination Date), as determined by the Calculation Agent taking into account all existing (and, if relevant, proposed) Covered Transactions.

"Letter of Credit" means a letter of credit in substantially the form attached as Exhibit E (or otherwise in form and substance satisfactory to Aron), issued by an Eligible Financial Institution for the account of Counterparty or one of its Affiliates and for the benefit of Aron hereunder and meeting the requirements set forth herein and in the Credit Support Annex.

"Letter of Credit Default" means, with respect to any Letter of Credit, the related issuing bank (a) becomes subject to any event analogous to an event specified in Section 5(a)(vii) of this Agreement, (b) fails to comply with or perform its obligations under such Letter of Credit if such failure shall continue after the lapse of any applicable grace period, (c) shall disaffirm, disclaim, repudiate or reject, in whole or in part, or challenge the validity of such Letter of Credit or (d) suffers a material adverse change in its financial condition or prospects (the existence of any such change being determined by the beneficiary of the Letter of Credit acting in its sole discretion).

"Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

"Maximum Total Capacity" means U.S.$500,000,000 in the aggregate with respect to Agent, Chesapeake Louisiana, L.P. and Chesapeake Zapata, L.P.

"Minimum Reserve Collateral Ratio" means 1.33 to 1.00.

"Moody's" means Moody's Investors Service, Inc.

"Mortgage" shall mean the Mortgage, Deed of Trust, Security Agreement, Assignment of Production, Financing Statement (Personal Properties Including Hydrocarbons) and Fixture Filing, dated as of the date of its execution and delivery and in substantially the form attached as Exhibit C hereto or otherwise in form and substance satisfactory to Aron in its sole discretion. Each Mortgage shall cover all of the relevant mortgagor's right, title and interest in and to the collateral purported to be covered thereby (including all proceeds thereof and all related accounts receivable).

"Mortgaged Properties" shall mean the "Mortgaged Properties" as defined in, and subject to the duly recorded Lien of, the Mortgages.

"Person" means an individual, corporation (including a business trust), partnership, limited liability company, limited liability partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

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"Proved", "Proved Developed Producing Reserves", "Proved Reserves", "Proved Developed Non-Producing Reserves", "Proved Undeveloped Reserves" and "Producing" have the respective meanings given to them in the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successors).

"Qualified Mortgaged Property" means a Mortgaged Property (a) which is an Eligible Property; (b) as to which Counterparty shall have taken all actions and executed and delivered all documents under clauses (2), (3), (4), (5), (7), (8), (9), (10), (11), (13), (17) and (19) of clause (h) of this Part 7 or clause (o) of this Part 7; and (c) which shall be subject to a first priority perfected Lien in favor of Aron.

"Regulation S-K" and "Regulation S-X" mean, respectively, Regulation S-K and Regulation S-X promulgated by the SEC, as such Rules are in effect on the date hereof.

"Reserve Collateral" means the Initial Reserve Collateral and all other Mortgaged Properties pledged by Counterparty (to be construed in the aggregate) and the Credit Support Providers to Aron pursuant to the terms of this Agreement and the other Secured Trading Line Documents, provided that Reserve Collateral shall not include on any date any property that is not then a Qualified Mortgaged Property.

"Reserve Collateral Ratio" means:

(a)	for any date of determination that is a Calculation Date, the Forward Reserve Collateral Value divided by the Covered Transactions PFE; and

(b)

for any other date of determination, (1) the Current Reserve Collateral Value for such date divided by (2) (x) if the Covered Transactions Mark-to-Market Amount is a positive number as of such date, the Covered Transactions Mark-to-Market Amount for such date or (y) otherwise, $1.00.

"Scheduled Maturity Date" means May 18, 2010, provided that the Scheduled Maturity Date may be extended at any time and from time to time to May 18 in any subsequent year if Aron and Counterparty so agree (it being understood that no party shall be obligated to agree to any such extension of the Scheduled Maturity Date, and may withhold its consent to any such extension in its sole discretion).

"SEC" means the U.S. Securities and Exchange Commission (or any governmental agency substituted therefor).

"Secured Trading Line Documents" means this Agreement (including the Schedule and Credit Support Annex and all Confirmations of Covered Transactions and the Credit Support Documents.

"Solvency Certificate" means a certificate of Counterparty or one if its Affiliates (as applicable), addressed to Aron, certifying that, as of the date of such certificate, Counterparty or such Affiliate (as applicable) is Solvent.

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"Solvent" means that, as of any date of determination as to any Person, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (1) "debt" means liability on a "claim", and (2) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

"Specified Natural Gas Transaction" means any Transaction between Aron and Counterparty that satisfies (in the good faith judgment of the Calculation Agent) each of the following conditions:

(a)	such Transaction is a cash-settled commodity transaction in which the sole commodity covered is natural gas;

(b)	the effective date of such Transaction falls during the Trading Period; and

(c)	no part of the term of such Transaction falls after the Scheduled Maturity Date.

"Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

"Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Chesapeake Energy Corporation.

"Subsidiary Guarantor" means each Subsidiary of Chesapeake Energy Corporation (other than Counterparty) that is a "Subsidiary Guarantor" under and as defined in the Guaranty.

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"Trading Period" means the period from and including the Effective Date to but excluding the earlier of (a) the Scheduled Maturity Date and (b) the Voluntary Trading Period Termination Date.

"Transaction Year" means each period from and including a Calculation Date (including the Effective Date) through but excluding the next succeeding Calculation Date, provided that the final Transaction Year shall end on and include the Facility Termination Date.

"Unrestricted Subsidiary" means an "Unrestricted Subsidiary" as defined in the CHK Indentures.

"Value" means, as of any date of determination:

(a)	with respect to Cash, the amount thereof;

(b)	with respect to a Letter of Credit, the amount then available to be unconditionally drawn by Aron under the terms of such Letter of Credit;

(c)

with respect to any Mortgaged Properties, the value of Proved Developed Producing Reserves attributable thereto (determined taking into account all remaining production volumes as of such date of determination), all as reasonably determined by the Calculation Agent, and

(d)	with respect to any other property, U.S.$0.

In making its determination under clause (c) above, the Calculation Agent will determine the expected nominal future cash flows of such reserves (based on the then-most recent Reserve Reports and utilizing commodity prices based on the then-current forward market values, as determined by the Calculation Agent, net of expenses estimated by the Calculation Agent (including the Calculation Agent's estimates of operating expenses, capital costs and any environmental, remediation and other costs and expenses related to such reserves), and discount such net nominal future cash flows back to the date of determination using a discount rate of 10% per annum.

Notwithstanding the foregoing, in making its determination under clause (c) above, the Calculation Agent may, in its sole discretion, take into account (A) any information made available to the Calculation Agent under clause (p)(1) of this Part 7 pursuant to Section 6.7 of the Credit Agreement, (B) any interim information made available to the Calculation Agent since the then-most recent Reserve Report which relates to the value of (x) the reserves or future production capacity of the CHK Companies (individually or in the aggregate) or (y) the Mortgaged Property (including, without limitation, filings made with the SEC by any of the CHK Companies, press releases and other material presentations), (C) the public announcement of material accounting or financial irregularities affecting the CHK Companies (individually or in the aggregate); and (D) such other credit factors (including, without limitation, (i) the assets, liabilities, cash flow, hedged and unhedged exposure to price, agreements affecting reserves, business, properties, prospects, production history of reserves, nature of the ownership of the reserves, Liens affecting Mortgaged Properties, management

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and ownership of the CHK Companies, and (ii) the Collateral) as the Calculation Agent in its discretion deems significant. It is expressly understood that (y) the Calculation Agent has no obligation to agree upon or designate the Value at any particular amount and (z) on any date of determination, the Calculation Agent may designate or redesignate the Value in accordance with the foregoing considerations.

[signature page follows]

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IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

J. ARON & COMPANY

EACH COUNTERPARTY LISTED ON EXHIBIT A HERETO,

jointly and severally

By: CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP, solely in its capacity as Counterparty and Agent

By: Chesapeake Operating, Inc., General Partner

/s/PETER O’HAGAN	/s/MARTHA A. BURGER
Name: Peter O’Hagan	Name: Martha A. Burger
Title: Managing Director	Title: Treasurer & Sr. V.P.
Date: May 18, 2005	Date: May 18, 2005

Acknowledged and Agreed:

CHESAPEAKE LOUISIANA, L.P.

By: /s/MARTHA A. BURGER

Name: Martha A. Burger

Title:	Treasurer & V.P.

Date:

CHESAPEAKE ZAPATA, L.P.

By: /s/MARTHA A. BURGER
Name:	Martha A. Burger

Title:    Treasurer & V.P.

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ANNEX A

Index of Certain Defined Terms

A

Actual Reserve Collateral Ratio	21
Adjusted SPE Projected Production	15
Assumption and Accession Agreement	30
Automatic Early Termination	2
Available Capacity	30

B

Basis Hedge	14
Breakage Fee	12
Budget Basis Projected Production	16

C

Calculation Date	30
Calculation Date Collateral Notice	21
Cash	30
Cash Deficiency Amount	22
Category of reserves	20
CHK Company	30
Collateral	30
Conforming Transaction	11
Continuing Directors	27
Covered Transaction	30
Covered Transactions Mark-to-Market Amount	30
Covered Transactions PFE	31
Credit Agreement	31
Credit Event Upon Merger	2
Credit Support Annex	31
Credit Support Document	31
Credit Support Provider	31
Cross Default	2
Current Reserve Collateral Value	31

D

Daily Average Natural Gas Mark-to-Market Amount	13
Deficiency Amount	22

E

Effective Date	32
Eligible Financial Institution	32
Eligible Properties	32
Exchange Act	27
Exposure Fee Accrual Period	13
Exposure Fees	13

F

Facility Termination Date	32
Financial Officer	32
Forward Reserve Collateral Value	32
Forward Value	32

G

Guaranty	32

I

Independent Reservoir Engineering Report	19
Ineligible Letter of Credit	28
Initial Reserve Collateral	17
Initial Reserve Reports	18
Intra-Year Collateral	23
Intra-Year Covered Transactions PFE	33
Intra-Year Deficiency Amount	23
Intra-Year Determination Date	23
Intra-Year Excess Amount	24

L

Law	30
Letter of Credit	33
Letter of Credit Default	33
Lien	33
Long Basis Hedge	14
Long Price Hedge	14

M

Maximum Total Capacity	33
Minimum Reserve Collateral Ratio	33
Moody's	33
Mortgage	33
Mortgaged Properties	33

N

Natural gas basis differentials	14
Natural Gas Hedge	14
Net Basis Position	15
Net Contract Basis Position	15
Net Contract Volume	15
Net Volume	15

O

Optional Amount	22

P

Person	33
Price Hedge	14
Producing	34
Proved	34

40

Proved Developed Non-Producing Reserves	34
Proved Developed Producing Reserves	34
Proved Reserves	34
Proved Undeveloped Reserves	34

Q

Qualified Mortgaged Property	34
Quarter End Date	13

R

Regulation S-K	34
Regulation S-X	34
Reserve Collateral	34
Reserve Collateral Ratio	34
Reserve Report	20

S

Scheduled Maturity Date	34
SEC	34
Secured Trading Line Documents	34
Short Basis Hedge	14
Short Price Hedge	14
Solvency Certificate	34
Solvent	35
SPE Basis Projected Production	16
Specified Change of Control	27
Specified Entity	1
Specified Indebtedness	2
Specified Natural Gas Transaction	35
Specified Production	15
Specified Transaction	1
Standard & Poor's	35
Subsidiary Guarantor	35
Supplemental Reserve Report	19

T

Temporary Reserve Collateral	22
Termination Currency	3
Termination Currency Equivalent	9
Threshold Amount	2
Trading Period	36
Transaction Year	36

U

Unrestricted Subsidiary	36
Updated Reservoir Engineering Report	19

V

Value	36
Volume Limitations	14
Volume Report	14

41

Voluntary Trading Period Termination	12
Voluntary Trading Period Termination Date	12

42

ANNEX B

Credit Support Annex

[to be provided]

43

EXHIBIT A

1.	Chesapeake Exploration Limited Partnership

2.	Chesapeake Louisiana, L.P.

3.	Chesapeake Zapata, L.P.

EXHIBIT B

Form of Mortgage

[to be attached]

EXHIBIT C

Form of Guaranty Agreement

GUARANTY dated as of May [ __], 2005, made by CHESAPEAKE ENERGY CORPORATION, a corporation duly organized and validly existing under the laws of the State of Oklahoma (the "Parent Guarantor"), and each of the Subsidiaries of the Parent Guarantor identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto and any other Subsidiary of the Parent Guarantor that becomes a party hereto from time to time after the date hereof (each individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors", and together with the Parent Guarantor, the "Guarantors"), in favor of J. ARON & COMPANY, a general partnership organized under the laws of the State of New York ("Aron"). Capitalized terms used herein and not otherwise defined have the meanings given to them in the Master Agreement referred to below, and definitions and other terms used herein shall be construed in the manner specified in the introductory paragraph in clause (u) of Part 7 of the Schedule to the Master Agreement.

Aron and the Counterparties listed on Exhibit A hereto (collectively, “Counterparty”), acting by and through Chesapeake Exploration Limited Partnership, a limited partnership organized under the laws of the State of Oklahoma, have entered into a Master Agreement of even date herewith (as amended, modified or supplemented from time to time, by any confirmation contemplated therein or otherwise, the "Master Agreement"), and it is a requirement of the Master Agreement that the Guarantors deliver this Guaranty for Counterparty's obligations to Aron under the Master Agreement and the other Secured Trading Line Documents.

Accordingly, in consideration of the premises set forth above and other good and valuable consideration receipt of which is hereby acknowledged, and as an inducement to Aron to enter into the Master Agreement and the Covered Transactions permitted pursuant to Part 7 thereunder, each Guarantor hereby consents and agrees as follows:

Section 1. The Guaranty.

1.01. The Guaranty. The Guarantors unconditionally, irrevocably and jointly and severally guarantee to Aron and its successors and assigns payment when due, whether by acceleration or otherwise, of the full amount of any and all obligations and liabilities, direct or contingent, joint, several or independent, now or hereafter existing, due or to become due to, or held or to be held by, Aron, whether created directly or acquired by assignment or otherwise, of Counterparty to Aron arising from or in connection with the Master Agreement and the other Secured Trading Line Documents, together with all expenses incurred by Aron in enforcing any of such obligations and liabilities or the terms hereof, including fees and expenses of legal counsel (all of the foregoing obligations, the "Guaranteed Obligations"). Each of the Guarantors waives notice of acceptance of this Guaranty and of any obligation to which it applies or may apply under the terms hereof, and waives diligence, presentment, demand of payment, notice of dishonor or non-payment, protest, notice of protest, of any such obligations, suit or taking other action by Aron against, and giving any notice of default or other notice to, or making any demand on, any party liable thereon (including the Guarantors). Payment by the Guarantors is in all cases to be made in the Contractual Currency of the payment obligation of Counterparty and to the account designated for payments by Counterparty or such other account as Aron may direct.

1.02. Obligations Unconditional.

(a) This Guaranty is a primary obligation of each of the Guarantors and is an absolute, unconditional, continuing, irrevocable and joint and several guaranty of payment and not of collectibility or performance and is in no way conditioned on or contingent upon any attempt to enforce in whole or in part the Guaranteed Obligations. If Counterparty shall fail to pay any Guaranteed Obligations to Aron as and when they are due, the Guarantors shall forthwith pay such Guaranteed Obligations in immediately available funds without Aron having any obligation to notify any of the Guarantors of such failure to pay. Each failure by Counterparty to pay any Guaranteed Obligations shall give rise to a separate cause of action herewith, and separate suits may be brought hereunder as each cause of action arises.

(b) Aron may, at any time and from time to time without the consent of or notice to any Guarantor, except such notice as may be required by applicable statute which cannot be waived, without incurring responsibility to any Guarantor and without impairing or releasing the obligations of the Guarantors hereunder, upon or without any terms or conditions and in whole or in part, (i) change the manner, place and terms of payment or change or extend the time of payment of, renew, or alter any Guaranteed Obligation, or any obligations and liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof or in any manner modify, amend or supplement the terms of the Master Agreement, the other Secured Trading Line Documents or any documents, instruments or agreements executed in connection therewith, including with respect to security or collateral, and the Guaranty herein made shall apply to the obligations and liabilities of Counterparty, as so changed, extended, renewed, modified, amended, supplemented or altered in any manner, (ii) exercise or refrain from exercising any rights against Counterparty or others (including the Guarantors) or otherwise act or refrain from acting, including with respect to security or collateral, (iii) settle or compromise any Guaranteed Obligations and/or any obligations and liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, (iv) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner or in any order any property by whomsoever pledged or mortgaged to secure or howsoever securing the Guaranteed Obligations or any liabilities or obligations incurred directly or indirectly in respect thereof or hereof and/or any offset thereagainst and (v) apply any sums by whomsoever paid or howsoever realized to any portion of the Guaranteed Obligations regardless of what other portion of the Guaranteed Obligations remain unpaid.

(c) No invalidity, irregularity or unenforceability of the Guaranteed Obligations, ineffectiveness of, or absence or failure of first priority status of, any security interest in property of Counterparty or any Credit Support Provider intended to secure the Guaranteed Obligations, or incapacity of Counterparty, shall affect, impair, or be a defense to this Guaranty, which is a primary obligation of each of the Guarantors.

(d) This Guaranty shall not be affected by the occurrence of any Event of Default, Potential Event of Default or Termination Event, by the existence of any bankruptcy, insolvency, reorganization or similar proceedings involving Counterparty or any Guarantor, by any change in the laws, rules or regulations of any jurisdiction or by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting or purporting to amend, vary, reduce or otherwise affect, any of the Guaranteed Obligations or any of the obligations of any Guarantor under this Guaranty or any other Credit Support Document or by any other circumstance (other than complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor.

(e) Except as otherwise required by law, each payment required to be made by the Guarantors to Aron hereunder shall be made without deduction or withholding for or on account of Taxes. If such deduction or withholding is so required, the Guarantors shall (i) pay the amount required to be deducted or withheld to the appropriate authorities before penalties attach thereto or interest accrues thereon, (ii) promptly forward to Aron an official receipt evidencing such payment (or a certified copy thereof), and (iii) in the case of any such deduction or withholding, forthwith pay to Aron such additional amount as may be necessary to ensure that the net amount actually received by Aron free and clear of such Taxes, including any Taxes on such additional amount, is equal to the amount that Aron would have received had there been no such deduction or withholding.

(f) The provisions of Section 8 of the Master Agreement shall apply to amounts payable under this Guaranty as fully as if they were set forth in and referred to this Guaranty.

1.03. Reinstatement. This Guaranty shall be reinstated if at any time (including any time after its termination or expiration) any payment by Counterparty or any Guarantor, in whole or in part, is rescinded or must otherwise be returned by Aron upon the insolvency, bankruptcy or reorganization of Counterparty or such Guarantor or otherwise, all as though that payment had not been made and the Guarantors jointly and severally agree that they will indemnify Aron on demand for all reasonable costs and expenses (including fees of legal counsel) incurred by Aron in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

1.04. Subrogation. So long as any amount payable by Counterparty under the Master Agreement or any other Secured Trading Line Document is overdue and unpaid, no Guarantor shall (i) exercise any right of subrogation or indemnity, or similar right or remedy, against Counterparty or any of its assets or property in respect of any amount paid by such Guarantor under this Guaranty nor (ii) file a proof of claim in competition with Aron for any amount owing to the insolvency or liquidation of Counterparty. If at any time when any such amount is overdue and unpaid any Guarantor receives any amount as a result of any action against Counterparty or any of its property or assets or otherwise for or on account of any payment made by such Guarantor under this Guaranty, such Guarantor shall forthwith pay that amount received by it to Aron to be credited and applied against the amount so payable by Counterparty.

1.05. Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and Aron, the Guaranteed Obligations may be declared to be forthwith due and payable, or shall be deemed to have become automatically due and payable, for purposes of Section 1.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such Guaranteed Obligations from becoming automatically due and payable) as against Counterparty and that, in the event of such declaration (or such Guaranteed Obligations being deemed to have become automatically due and payable), such Guaranteed Obligations (whether or not due and payable by Counterparty) shall forthwith become due and payable by the Guarantors for purposes of Section 1.01. If any amount payable by any Guarantor hereunder is not paid as and when due, such Guarantor authorizes Aron to proceed, without prior notice, by right of set-off, counterclaim or otherwise, against any assets of such Guarantor that may at the time be in the possession of Aron (at any branch or office), to the full extent of all amounts payable to Aron hereunder.

1.06. Instrument for the Payment of Money; Default Interest. Each Guarantor hereby acknowledges that the guaranty in this Section 1 constitutes an instrument for the payment of money, and consents and agrees that Aron, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to proceed by motion for summary judgment in lieu of complaint pursuant to New York CPLR Section 3213. In addition, each Guarantor hereby agrees that in the event it shall fail to pay in full any amount owing by it hereunder on the date upon which the same shall become due (whether upon demand or otherwise), it shall be obligated to pay interest at the Default Rate in respect of such amount for each day during the period from and including the due date thereof to but excluding the date the same shall be paid in full, such interest to be payable upon demand of Aron.

1.07. Continuing Guaranty. This is a continuing Guaranty and all obligations to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

1.08. Rights of Contribution. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations (or as a result of application of proceeds realized on collateral pledged by such Subsidiary Guarantor to Aron), each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 1.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Section 1 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

For purposes of this Section 1.08, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of Counterparty and the Guarantors hereunder) of all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the date hereof, as of the date hereof, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

1.09. General Limitation on Guaranty Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 1.01 would otherwise, taking into account the provisions of Section 1.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 1.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, Aron or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 2. Representations and Warranties. Each Guarantor makes the representations and warranties set forth in subsections (a), (b), (c) and (e) of Section 3 of the Master Agreement to Aron on such basis and as if the references therein to the Master Agreement were references to this Guaranty. Each Guarantor also represents and warrants to Aron that any certificates relating to such Guarantor to be delivered pursuant to Section 4 of the Master Agreement are true, accurate and complete in every material respect as of the dates of such certificates, and that any financial information to be provided pursuant to that Section fairly presents the financial condition of such Guarantor as at the dates at which the financial information is stated to apply and the results of the operations of such Guarantor for the applicable periods. The immediately preceding representation shall be deemed repeated each time such financial information is delivered pursuant to the Master Agreement. Each Guarantor also represents and warrants to Aron that:

(a) Each representation and warranty set forth in Section 4 of the Credit Agreement (as incorporated by reference below), to the extent applicable to such Guarantor, is true and correct on and as of the date hereof and on each date on which a Transaction is entered into under the Master Agreement as if made as of such date. Without limiting the generality of the foregoing, Section 4 of the Credit Agreement, together with related definitions and ancillary provisions and schedules and exhibits, are hereby incorporated herein by reference, as if set forth herein in full, mutatis mutandis; provided that, as incorporated herein (unless the context otherwise requires):

(i) each reference therein to "this Agreement", "the Revolving Loans", "the Letters of Credit" or "the Revolving Commitments" or the like shall be deemed to be a reference to the Master Agreement and the Transactions thereunder, as the case may be;

(ii) each reference therein to any "Agent" or any "Lender" or the like shall be deemed to be a reference to Aron hereunder;

(iii) each reference therein to the "Loan Documents" or the like shall be deemed to be a reference to the Secured Trading Line Documents; and

(iv) each reference therein to the "Collateral" or the like shall be deemed to be a reference to the Collateral as defined in the Master Agreement.

(b) As of the date hereof and on each date on which a Transaction is entered into under the Master Agreement, such Guarantor is Solvent.

Section 3. Covenants. Each Guarantor covenants and agrees for the benefit of Aron that it shall:

(a) perform all agreements set forth in Section 4 of the Master Agreement with respect to such Guarantor for the benefit of Aron as if such Guarantor were a party to the Master Agreement and references therein to the Master Agreement were references to this Guaranty; and

(b) comply with all covenants and undertakings (including covenants and undertakings incorporated by reference) in the Master Agreement that purport to require such Guarantor (or that require Counterparty to cause such Guarantor) to take action or to refrain from taking action, all in accordance with the terms of the Master Agreement.

Section 4. Miscellaneous.

4.01. Notices. Any notice or communication to Aron or any Guarantor in connection with this Guaranty shall be addressed to it at the address specified in Part 4(a) of the Schedule to the Master Agreement, at the "Address for Notices" specified beneath its name on the signature pages hereto or such other address as shall be designated by any party in a notice to each other party. The giving of notice to any Guarantor in any instance shall not entitle such Guarantor to any other or further notice in similar or other circumstances.

4.02. No Waiver. No failure on the part of Aron to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by Aron of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

4.03. Amendments, Etc. All amendments, waivers and modifications of or to any provision of this Guaranty and any consent to departure by any Guarantor from the terms hereof shall be in writing and signed and delivered by Aron and, in the case of any such amendment or modification, by each Guarantor, and shall not otherwise be effective. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which it is given. Any such amendment or waiver shall be binding upon Aron and each Guarantor.

4.04. Successors and Assigns. This Guaranty shall inure to the benefit of Aron and its successors and assigns. This Guaranty shall be binding upon each Guarantor and its successors and assigns. No Guarantor shall assign or transfer its rights or obligations hereunder to any other person or any of its other branches or offices without the written consent of Aron, and any purported assignment in violation of this provision shall be void, provided that nothing contained herein will be deemed to prohibit or restrict the merger, combination or consolidation among the Subsidiary Guarantors or among any of the Subsidiary Guarantors, Counterparty and the Parent Guarantor so long as such merger, combination or consolidation is permitted under the terms of the Master Agreement.

4.05. Counterparts. This Guaranty may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Guaranty by signing any such counterpart.

4.06. Governing Law; Submission to Jurisdiction. This Guaranty shall be governed by and construed and interpreted in accordance with the laws of the State of New York (without reference to choice of law doctrine). Each Guarantor irrevocably submits to the non-exclusive jurisdiction of the State of New York and the United States District Court located in the Borough of Manhattan in New York City for purposes of any suit, action or proceedings relating to this Guaranty ("Proceedings"). Each Guarantor irrevocably waives, to the fullest extent permitted by law, any defense or objection it may have that any such Proceedings in any such court have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such Guarantor. Nothing herein contained shall preclude Aron from bringing Proceedings in any other jurisdiction nor will the bringing of Proceedings in one jurisdiction preclude the bringing of Proceedings in any other jurisdiction.

4.07. Waiver of Jury Trial. Each of the Guarantors and Aron waives the right of trial by jury in any event of any litigation between any Guarantor and Aron in respect of any matter arising under this Guaranty.

4.08. Headings. Headings in this Guaranty are provided for convenience only and shall not affect the meaning or construction of any provision hereof.

4.09. Integration of Terms. This Guaranty contains the entire agreement between the Guarantors and Aron relating to the subject matter hereof and supersedes all oral statements and prior writing with respect hereto.

4.10. Additional Subsidiary Guarantors. The Parent Guarantor agrees that if any Subsidiary is created or acquired after the Effective Date by any CHK Company (other than any such Subsidiary that is then an Unrestricted Subsidiary under the CHK Indentures, but which, for the purposes of this Section 4.10, shall include any existing Subsidiary that ceases to be an Unrestricted Subsidiary under the CHK Indentures), the Parent Guarantor shall promptly cause such Subsidiary to become a Subsidiary Guarantor under this Guaranty (and, accordingly, a Credit Support Provider of Counterparty under the Master Agreement), and to take such actions and execute and deliver to Aron such documents with respect to such Subsidiary that are consistent with the actions taken and documents delivered with respect to Counterparty pursuant to clauses (2), (3), (4), (5), (7), (16), (17) and (19) of clause (h) of Part 7 of the Schedule to the Master Agreement on the Effective Date.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed and delivered as of the day and year first above written.

CHESAPEAKE ENERGY CORPORATION, as Parent

Guarantor

By ________________________

Name:
Title:

SUBSIDIARY GUARANTORS:

[_______________]

J. ARON & COMPANY

By ________________________

Name:

Title:

EXHIBIT A to Guaranty

1.	Chesapeake Exploration Limited Partnership

2.	Chesapeake Louisiana, L.P.

3.	Chesapeake Zapata, L.P.

EXHIBIT B to Guaranty

[Form of Assumption and Accession Agreement]

ASSUMPTION AND ACCESSION AGREEMENT dated as of [______] by [_____], an entity duly organized under the laws of the State of [__________] (the "Additional Subsidiary Guarantor").

Pursuant to the Guaranty dated as of May 28, 2004 (as modified and supplemented and in effect from time to time, the "Guaranty") among Chesapeake Energy Corporation (the "Parent Guarantor") and certain Subsidiaries of the Parent Guarantor (the "Subsidiary Guarantors", and together with the Parent Guarantor, the "Guarantors") pursuant to which such Guarantors have, among other things, jointly and severally guaranteed to J. Aron & Company ("Aron") Counterparty's obligations to Aron under the Master Agreement and the other Secured Trading Line Documents. Terms defined in the Guaranty (including terms defined therein by reference to terms in the Master Agreement) are used herein as defined therein.

As contemplated by Section 4.10 of the Guaranty, the Additional Subsidiary Guarantor hereby agrees that, from and after the date hereof, it shall be a "Credit Support Provider" for all purposes of the Master Agreement and each other Credit Support Document, and a "Subsidiary Guarantor" for all purposes of the Guaranty, with all the rights and obligations of a Credit Support Provider under the Master Agreement and the other Credit Support Documents and of a Subsidiary Guarantor under the Guaranty. Without limiting the generality of the foregoing, the Additional Subsidiary Guarantor (a) hereby, jointly and severally with the other Guarantors, absolutely, unconditionally and irrevocably guarantees to Aron and its successors and assigns, as a primary obligor and not merely as a surety, the prompt and complete payment of Counterparty's obligations under the Master Agreement and the other Secured Trading Line Documents to Aron in the same manner and to the same extent as is provided in Section 1 of the Guaranty, (b) makes the representations and warranties set forth in Section 2 of the Guaranty and makes the covenants set forth in Section 3 of the Guaranty each with respect to itself and its obligations under this Assumption and Accession Agreement and the Guaranty, as if (i) each reference in said Sections to the Guarantors included a reference to the Additional Subsidiary Guarantor and (ii) each reference in said Sections to the Guaranty included a reference to this Assumption and Accession Agreement to which the Additional Subsidiary Guarantor is a Aronnd (c) submits to the jurisdiction of the courts and waives jury trial, in each case as provided in the Guaranty.

All notices and communications to the Additional Subsidiary Guarantor provided for in the Guaranty shall be sent to the address for such Additional Subsidiary Guarantor set forth under its name on the signature page hereof.

The Additional Subsidiary Guarantor hereby instructs its counsel to deliver to Aron the opinion referred to in Section 4.10 of the Guaranty.

This Assumption and Accession Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York (without reference to choice of law doctrine).

[signature page follows]

IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Assumption and Accession Agreement to be duly executed and delivered as of the day and year first above written.

[______], as Additional Subsidiary Guarantor

By: ______________________

Name:
Title:

Address for Notices:

[to be provided]

ACKNOWLEDGED BY:

J. ARON & COMPANY

By: _______________________
Name:
Title:

By: _______________________
Name:
Title:

EXHIBIT D

Form of Letter of Credit

[Omitted]